              As filed with the Securities and Exchange Commission
                    on June 4, 1997
                      ---------------------------------------------------------

                                            Registration No. 333-
                                                                 --------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         UNION PLANTERS CORPORATION
           (Exact name of registrant as specified in its charter)

             Tennessee                                           62-0859007
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                          7130 Goodlett Farms Parkway
                           Memphis, Tennessee  38018
                    (Address of Principal Executive Offices)

            UNION PLANTERS CORPORATION 401-K RETIREMENT SAVINGS PLAN

                          (Full title of the plans)



      E. James House, Jr., Esq.             Copy to:       R. Nash Neyland
Secretary and Manager of the Legal Department          Wyatt, Tarrant & Combs
    Union Planters Corporation                     6075 Poplar Avenue, Suite 650
     7130 Goodlett Farms Parkway                      Memphis, Tennessee  38119
     Memphis, Tennessee  38018
(Name and address of agent for service)

                                 (901)580-6495
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                        Proposed     Proposed
     Title of each                       Maximum     Maximum
       Class of                         Offering    Aggregate
   Securities to be      Amount to be     Price      Offering         Amount of
      Registered         Registered(1)  per Share     Price      Registration Fee(2)
-----------------------  -------------  ---------   ----------   -------------------
Common Stock (par value
$5.00 per share)         600,000        $47.00     $28,200,000.00  $8,545.45


(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee and determined pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended.

                          INCORPORATION BY REFERENCE


     This Registration Statement on Form S-8 is being filed to register 600,000 additional shares of common stock, $5.00 par value per share ("UPC Common Stock") of Union Planters Corporation ("UPC" or "Registrant") for issuance under the Union Planters Corporation 401-K Retirement Savings Plan (the "Plan"). In accordance with Instruction E to Form S-8, Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 dated August 26, 1994, Registration Number 33-55257, filed in connection with the registration of the initial 150,000 shares of UPC Common Stock to be issued pursuant to the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 17, 1997.


                                             UNION PLANTERS CORPORATION


                                             By: /s/ Benjamin W. Rawlins, Jr.
                                                 ------------------------------
                                                     Benjamin W. Rawlins, Jr.
                                                     Chairman of the Board and
                                                     Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 17th day of April, 1997, in the capacities indicated:

Name                                    Capacity                   Date
----                                    --------                   ----

/s/ Benjamin W. Rawlins, Jr.     Chairman of the Board,         April 17, 1997
----------------------------     Chief Executive Officer,
Benjamin W. Rawlins, Jr.         Director (Principal
                                 Executive Officer)


/s/ John W. Parker               Executive Vice President       April 17, 1997
----------------------------     and Chief Financial
John W. Parker                   Officer (Principal
                                 Financial Officer)


/s/ M. Kirk Walters              Senior Vice President,         April 17, 1997
----------------------------     Treasurer and Chief
M. Kirk Walters                  Accounting Officer


/s/ Albert M. Austin             Director                       April 17, 1997
----------------------------
Albert M. Austin

/s/ Edgar H. Bailey              Director                       April 17, 1997
----------------------------
Edgar H. Bailey

/s/ Marvin E. Bruce              Director                       April 17, 1997
----------------------------
Marvin E. Bruce

/s/ George W. Bryan              Director                       April 17, 1997
----------------------------
George W. Bryan

/s/ James E. Harwood             Director                       April 17, 1997
----------------------------
James E. Harwood

/s/ Parnell S. Lewis, Jr.        Director                       April 17, 1997
----------------------------
Parnell S. Lewis, Jr.

/s/ C. J. Lowrance, III          Director                       April 17, 1997
----------------------------
C.J. Lowrance, III

/s/ Jackson W. Moore             President, Chief Operating
----------------------------     Officer and Director           April 17, 1997
Jackson W. Moore

/s/ Stanley D. Overton           Director                       April 17, 1997
----------------------------
Stanley D. Overton

/s/ V. Lane Rawlins              Director                       April 17, 1997
----------------------------
V. Lane Rawlins

/s/ Donald F. Schuppe            Director                       April 17, 1997
----------------------------
Donald F. Schuppe

/s/ Mike P. Sturdivant           Director                       April 17, 1997
----------------------------
Mike P. Sturdivant

----------------------------     Director
Richard A. Trippeer, Jr.

/s/ Spence L. Wilson             Director                       April 17, 1997
----------------------------
Spence L. Wilson

     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Employee Benefit Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 17, 1997.


                       UNION PLANTERS CORPORATION 401-K RETIREMENT SAVINGS PLAN

                                     By: /s/ M. Kirkland Walters
                                        ------------------------------------
                                         M. Kirkland Walters, Trustee

                                         /s/ John W. Parker
                                        ------------------------------------
                                         John W. Parker, Trustee

                                         /s/ E. James House, Jr.
                                        ------------------------------------
                                          E. James House, Jr., Trustee

                               INDEX TO EXHIBITS

Exhibit Number                  Description of Exhibit
--------------                  ----------------------

5 Opinion of E. James House, Jr., Esq., Secretary and Manager of the Legal Department of Union Planters Corporation as to the legality of the Common Stock.

23(a)                      Consent of Price Waterhouse LLP.

23(b)                      Consent of E. James House, Jr., Esq.
                           (included in Exhibit 5).

24 Power of Attorney (included on signature page of this Registration Statement).